SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2003

AMERICAN BANK NOTE HOLOGRAPHICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14227	13-3317668

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

399 Executive Boulevard, Elmsford, NY	10523

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(914) 592-2355

Not Applicable

(Former name or former address, if changed since last report.)

Item 7 Financial Statements and Exhibits.

(a)	Financial Statements.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Exhibits.

99.1	Press release issued by American Bank Note Holographics, Inc., dated March 31, 2003.

Item 9 Regulation FD Disclosure. (Information furnished under this Item 9 is being furnished under Item 12, “Results of Operations and Financial Condition”.)

     On March 31, 2003, American Bank Note Holographics, Inc. announced its results of operations for the quarter and the year ended December 31, 2002 and the approval of its board of directors of a stock repurchase plan. A copy of the press release issued by American Bank Note Holographics, Inc. relating thereto is furnished herewith as Exhibit 99.1. This information is being furnished under Item 12, “Results of Operations and Financial Condition”.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BANK NOTE HOLOGRAPHICS, INC.

Date: April 3, 2003	By:	/s/ Kenneth H. Traub

Kenneth H. Traub President